Exhibit 21

                           Subsidiaries of the Company
                               as of May 27, 1999


     The Company owns all of the stock of the following corporations:

Name                                            State of Incorporation
----                                            ----------------------
Marcus Theatres Corporation                     Wisconsin
Marcus Restaurants, Inc.                        Wisconsin
B & G Realty, Inc.                              Wisconsin
First American Finance Corporation              Wisconsin
Marc Plaza Corporation                          Wisconsin
Pfister Corporation                             Wisconsin
Marcus Geneva, Inc.                             Wisconsin
Marcus Hotels, Inc.                             Wisconsin
Baymont Inns, Inc.                              Wisconsin
Woodfield Suites, Inc.                          Wisconsin


     Woodfield Suites, Inc. owns all of the stock of the following corporations:

Name                                            State of Incorporation
----                                            ----------------------
Woodfield Suites Hospitality Corporation        Wisconsin
Woodfield Suites Franchises International Inc.  Wisconsin


     Woodfield Suites Hospitality Corporation owns all of the stock of the following corporation:

Name                                            State of Incorporation
----                                            ----------------------
Woodfield Refreshments, Inc.                    Wisconsin


     Marcus Theatres Corporation owns all of the stock of the following corporations:

Name                                            State of Incorporation
----                                            ----------------------
Marcus Cinemas, Inc.                            Wisconsin
Southtown Corporation                           Wisconsin
Tower 41-Corporation                            Wisconsin
Vending Corporation                             Wisconsin
41-Bowl, Inc.                                   Wisconsin
Marcus Cinemas of Minnesota, Inc.               Wisconsin


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     Baymont Inns, Inc. owns all of the stock of the following corporations:

Name                                            State of Incorporation
----                                            ----------------------
Baymont Partners, Inc.                          Wisconsin
Baymont Inns Hospitality Corporation            Wisconsin
Baymont Franchises International, Inc.          Wisconsin
Woodfield Refreshments of Colorado, Inc.        Colorado
Woodfield Refreshments of Ohio, Inc.            Ohio


     Marcus   Restaurants,   Inc.  owns  all  of  the  stock  of  the  following
corporations, except it owns 50% of 642, Inc.:

Name                                            State of Incorporation
----                                            ----------------------
Marc's Carryout Corporation                     Wisconsin
Captains-Kenosha, Inc.                          Wisconsin
Colony Inns Restaurant Corporation              Wisconsin
642, Inc.                                       Wisconsin
Cafe Refreshments, Inc.                         Wisconsin


          Marcus Restaurants, Inc. has an option to purchase the remaining 50% of the stock of 642, Inc. for $5.

          Colony Inns Restaurant Corporation owns 80% of the stock of Colony Inns Refreshments, Inc., a Wisconsin corporation, and has an option to purchase the remaining 20% for $5.


          Marcus   Hotels,   Inc.  owns  all  of  the  stock  of  the  following
corporations:
Name                                            State of Incorporation
----                                            ----------------------
HPG Laundry Systems, Inc.                       Wisconsin
Marcus Northstar, Inc.                          Minnesota
Marcus Hotels of California, Inc.               California
Marcus Hotel Partners, Inc.                     Wisconsin
Marcus Hotels Associates, Inc.                  Wisconsin


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